UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 20, 2014
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers.

On March 20, 2014, Mr. Charles H. Black, a current director of Anworth Mortgage Asset Corporation (the “Company”), informed the board of directors (the “Board”) of the Company that he will not be standing for re-election to the Board at the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”) due to personal health reasons and not because of any disagreement with the Company or its management, operations, policies or practices.  Since Mr. Black will not stand for re-election to the Board at the 2014 Annual Meeting, his term will expire on May 22, 2014, the date of the 2014 Annual Meeting.

Item 8.01.	Other Events.

On March 21, 2014, the Company issued a press release (the “Press Release”) announcing that on March 20, 2014 the Board declared a quarterly dividend of $0.14 per share on the Company’s common stock for the first quarter of 2014.  The common stock dividend is payable on April 29, 2014 to common stockholders of record as of the close of business on March 31, 2014.

The Press Release also announced that the Board has formed a Strategic Review Committee consisting solely of independent directors.  The immediate role of this Strategic Review Committee is to identify individuals and organizations which will participate in the management and execution of the Company’s recently announced diversification program to invest in other types of mortgage and real estate assets through its qualified REIT subsidiary and its taxable REIT subsidiary.

The Press Release also announced the incorporation of Anworth Property Services, Inc., a taxable REIT subsidiary that is wholly-owned by the Company. The new subsidiary will be the entity through which the Company may participate in various real estate-related activities which would earn profits that the Internal Revenue Service considers to be taxable income.

The Press Release also announced that Mr. Charles H. Black, a current director on the Board, has informed the Board that he will not be standing for re-election to the Board at the 2014 Annual Meeting due to personal health reasons and not because of any disagreement with the Company or its management, operations, policies or practices.  Since Mr. Black will not stand for re-election to the Board at the 2014 Annual Meeting, his term will expire on May 22, 2014, the date of the 2014 Annual Meeting.

Following careful consideration by the Company’s Nominating and Corporate Governance Committee, it recommended to the Board that the Board nominate, and the Board nominated, Mr. Mark S. Maron as a director candidate for election to the Board at the 2014 Annual Meeting to fill the vacancy that will be created by the expiration of Mr. Black’s term as a Company director.  Mr. Maron, age 58, is currently a partner with Acre Corporation, a private equity commercial real estate firm located in Pleasanton, California.

A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

As discussed therein, the press releases contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press releases as well as in the Company’s other documents filed with the United States Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1

Press Release dated March 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	March 25, 2014	By:	/s/ Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

99.1	Press Release dated March 21, 2014.